EXHIBIT 10.3

SECOND AMENDMENT

TO

ADVANCED MEDICAL OPTICS, INC.

401(K) PLAN

The ADVANCED MEDICAL OPTICS, INC. 401(k) PLAN (the “Plan”) is hereby amended as follows:

I.	The last paragraph of Section 5.3(c)(ii) of the Plan is amended as follows:

An eligible Participant’s “Contribution Points” for a Plan Year shall equal the sum, rounded down to the nearest whole point, of: (1) the Participant’s attained age (in whole years and fractions of a year) as of the last day of such Plan Year and (2) the Participant’s years of Credited Service (in whole years and fractions of a year) as of the last day of such Plan Year. In the case of a Participant who has a Severance during a Plan Year by reason of death, for purposes of determining the “Contribution Points” of such Participant for such Plan Year, the amounts under (1) and (2) shall be determined assuming that such Participant had survived and continued in employment with the Company until the last day of such Plan Year.

II.	Section 8.2(a) of the Plan is amended as follows:

(a) Subject to the provisions of Section 8.6, if a Participant incurs a Severance for any reason (including Disability) other than death, such Participant’s entire vested portion of his or her Accounts under the Plan shall be distributed in a single lump-sum payment directly to such Participant. At the election of the Participant, to the extent such distribution is an Eligible Rollover Distribution, all or a portion of such distribution shall be paid directly by the Trustee to the trustee of an Eligible Retirement Plan.

III.	Section 8.2(b) of the Plan is amended as follows:

(b) Any distribution made pursuant to paragraph (a) shall be made in cash except, if any of the vested portion of such Participant’s Accounts is invested in the Company Stock Fund, then, to the extent so invested, such distribution may be made in Company Stock at the election of the Participant, and, if any of the vested portion of a Participant’s Accounts is invested in the Allergan Stock Fund, then, to the extent invested in shares of Allergan Stock, such distribution may be made in Allergan Stock at the election of the Participant.

IV.	The first sentence of Section 8.6 of the Plan is amended as follows:

Notwithstanding any other provisions of the Plan regarding distributions of Participant’s Accounts, the following additional rules shall apply to all such distributions.

V.	Section 8.6(c) of the Plan is amended as follows:

(c) Notwithstanding paragraphs (a) or (b) above, the distribution of the entire vested portion of a Participant’s Accounts shall be made no later than the Participant’s Required Beginning Date. The Required Beginning Date of a Participant who attains age 70-1/2 shall be April 1 of the calendar year immediately following the later of the calendar year in which the Participant attains age 70-1/2 or incurs a Severance for any reason (including Disability) other than death; provided, however, if such Participant is a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70-1/2, the Required Beginning Date shall be April 1 of the calendar year immediately following the year in which such Participant attains age 70-1/2. An Employee who prior to the Effective Date was a “Five Percent Owner” (as defined in the Allergan Savings Plan) shall be treated as a Five Percent Owner under this subsection (c).

VI.	Section 8.6(d) of the Plan is amended as follows:

(d) Notwithstanding anything to the contrary in the Plan, if a Participant dies before his or her vested benefit is distributed, the Participant’s entire vested benefit shall be distributed to his or her Beneficiary as soon as practicable after the death of the Participant but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before the Participant’s entire vested benefit is distributed to surviving spouse, this subsection (d) shall apply as if the surviving spouse were the Participant.

VII.	Section 8.6(e) of the Plan is amended as follows:

(e) Notwithstanding any provision of the Plan to the contrary, for purposes of determining required minimum distributions (i) distributions for calendar years beginning with the 2003 calendar year shall be made in accordance with final and temporary regulations under Code Section 401(a)(9) which are hereby incorporated in the Plan by this reference and (ii) distributions for the 2002 calendar year shall be made in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001.

VIII.	This Second Amendment shall be effective as of the Effective Date of the Plan except as otherwise provided herein.

IN WITNESS WHEREOF, Advanced Medical Optics, Inc. hereby executes this Second Amendment to the Advanced Medical Optics, Inc. 401(k) Plan on this 21ST day of October, 2003.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ AIMEE S. WEISNER

Aimee Weisner Corporate Vice President, General Counsel, and Secretary

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